Reporting Person:  Walter F. Walker
  c/o Drexler Technology Corporation
  1077 Independence Avenue
  Mountain View, CA 94043

  Issuer:  Drexler Technology Corporation (DRXR)

  CONFIRMING STATEMENT - SIGNATURE AUTHORITY
  (Original signed copy is on file with the Commission)

  To Remain On File with the Securities and Exchange
  Commission Until November 1, 2007
  (Unless Revoked or Superseded)

  DESIGNATION OF AUTHORITY TO SIGN SEC. FORM 4 AND FORM 5

  I, WALTER F. WALKER, hereby authorize and designate the following persons to sign Form 4s or Form 5s on my behalf related to my beneficial ownership of securities of Drexler Technology Corporation (Commission File Number
  000-06377):

  Jerome Drexler
  Richard M. Haddock
  Christopher J. Dyball
  Steven G. Larson

  This authorization shall remain on file with the Securities and Exchange Commission as valid until November 1, 2007, unless revoked or superseded in writing by the undersigned.

  Dated: September 27, 2002

  /s/ Walter F. Walker

  WALTER F. WALKER